As filed with the Securities and Exchange Commission
                              on December 16, 1997

                                                          Registration No. _____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                 13-3357370
 (State or other juris-                                       (I.R.S. Employer
diction of incorporation                                     Identification No.)
    or organization)

                                  51 James Way
                           Eatontown, New Jersey 07724
               (Address of Principal Executive Offices) (Zip Code)

                       1991 Stock Option Plan, as amended
                            (Full title of the plan)


                               Michael J. Jeffries
                                 Osteotech, Inc.
                                  51 James Way
                           Eatontown, New Jersey 07724
                                 (732) 542-2800
               (Name and address of agent for service of process)

                                   copies to:

                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 415-9200

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
   Title of Each Class of       Amount of       Proposed Maximum           Proposed
      Securities to be        Shares to be     Offering Price Per          Aggregate             Amount of
        Registered             Registered           Share (1)          Offering Price (2)     Registration Fee
---------------------------------------------------------------------------------------------------------------
  Common Stock $.01 par          181,376             $29.188             $5,294,002.69          $1,561.73
  value per Share......
===============================================================================================================


(1) This is an average price determined by dividing the proposed Aggregate Offering Price by the Amount of Shares to be Registered.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Act") based upon the average of the bid and ask price for the Common Stock par value $.01 (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System on December 12, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference.

     The Registrant hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1996, including but not limited to the Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 1997, June 30, 1997 and September 30, 1997; and

     (c) the description of the Company's Common Stock, $.01 par value, as contained in its Registration Statement on Form 8-A, declared effective by the Commission on May 13, 1991.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Officers and Directors.

     Article 10 of the Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director; provided, however, that nothing contained in such article shall eliminate the liability of a director (1) for any breach of the director's duty of loyalty to the Company or its stockholders,
(2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the General Corporation Law of the State of Delaware ("DGCL") or (4) for any transaction from which the director derived an improper personal benefit.

     The Certificate of Incorporation and By-Laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by the DGCL.

     Additionally, the Company maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the Company, including liabilities arising under applicable securities laws.

     Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity, for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     The following are filed as exhibits or incorporated by reference into this Registration Statement:

                                                               Exhibit No. or
Exhibit                                                        Incorporation
 Number                         Description                     by Reference
 ------                         -----------                     ------------

 5.1           Opinion of Dorsey & Whitney LLP                      E-1

23.1           Consent of Dorsey & Whitney LLP
               (contained in opinion filed as Exhibit 5.1)

23.2           Consent of Coopers & Lybrand                         E-2

24.1           Power of Attorney                                      *



*    Powers of attorney are contained in signatures.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eatontown, State of New Jersey, on December 11, 1997.



                                       OSTEOTECH,  INC.
                                       (Registrant)



                                       By: /s/ Richard W. Bauer
                                           -------------------------------------
                                           Richard W. Bauer, President and Chief
                                            Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard W. Bauer and Michael J. Jeffries as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Donald D. Johnston                           Chairman of the                        December 11, 1997
------------------------------------             Board of Directors
Donald D. Johnston

/s/ Richard W. Bauer                             President and Chief                    December 11, 1997
------------------------------------             Executive Officer,
Richard W. Bauer                                 (Principal Executive Officer)
                                                 and Director


/s/ Michael J. Jeffries                          Executive Vice President,              December 11, 1997
------------------------------------             Chief Financial Officer
Michael J. Jeffries                              and Chief Operating Officer
                                                 (Principal Accounting
                                                 Officer) and Director


/s/ Stephen J. Sogin                             Director                                December 11, 1997
------------------------------------
Stephen J. Sogin


/s/ John Phillip Kostuik                         Director                                December 11, 1997
------------------------------------
John Phillip Kostuik, M.D., F.R.C.S.


/s/ Kenneth P. Fallon                            Director                                December 11, 1997
------------------------------------
Kenneth P. Fallon, III



Registration No. 333-____________




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                               EXHIBITS FILED WITH

                                    FORM S-8


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 OSTEOTECH, INC.